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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 24, 2001
(Date of earliest event reported)

Commission File Number 333-33121

LEINER HEALTH PRODUCTS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	95-3431709
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

901 East 233rd Street, Carson, California 90745
(310) 835-8400

(Address and telephone number of principal executive offices)

Item 5.  Other Events

    On July 20, 2001, Leiner Health Products Inc. (the "Company") issued a press release (the "July 20 Press Release") announcing that it had entered into the Forbearance Agreement (the "Agreement") dated June 29, 2001. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

    On June 29, 2001, the Company issued a press release (the "June 29 Press Release") announcing financial and operating results for its fourth quarter and fiscal year ended March 31, 2001. A copy of the Press Release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

    "As of June 29, 2001, David Coles of Alvarez & Marsal, financial advisor to the Company, was appointed interim CFO of the Company. Mr. Coles replaced Stephen P. Miller, who resigned effective as of such date, but has agreed to remain as a consultant for 30 days, or at the request of Mr. Coles, up to 60 days. Severance benefits were paid to Mr. Miller under the terms of his severance agreement."

Item 7.  Financial Statements and Exhibits

    (c) Exhibits

4.34	Forbearance Agreement dated June 29, 2001, among Leiner Health Products Inc., Vita Health Products Inc., and the banks and other financial institutions party thereto, as Lenders.
99.1	Press Release dated July 20, 2001
99.2	Press Release dated June 29, 2001

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SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEINER HEALTH PRODUCTS INC.
	By:	/s/ DAVID COLES David Coles Interim Chief Financial Officer
Date: July 24, 2001

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURE